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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
WorldCom, Inc:

    We consent to the incorporation by reference in this registration statement on Form S-4 of WorldCom, Inc. of our report dated February 18, 1998, with respect to the consolidated statements of operations, shareholders' equity, and cash flows of Brooks Fiber Properties, Inc. and subsidiaries for the year ended December 31, 1997 and the related schedule, which report appears in the 1999 annual report on Form 10-K of WorldCom, Inc., and into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-30279,
333-30281, 333-45079, 333-45095, 333-45083, 333-62609, 333-62613, 333-36901,
333-85393, 333-85389, 333-85919, 333-44374 and 333-62613) and Form S-3 (File
Nos. 33-77964, 333-10455, 333-10459, 333-20911, 333-45067, 333-45127, 333-60859,
333-34578, 333-88283 and 333-44380), and to the reference to our firm under the heading "Experts" in the registration statement.

                                                                        KPMG LLP

St. Louis, Missouri
March 1, 2001